Exhibit 24(b)(8.146)
First Amendment to the Selling and Services Agreement and Fund Participation
Agreement

This First Amendment dated as of September 17, 2013 by and between ING Life Insurance and Annuity
Company (“ING Life”), ING Institutional Plan Services, LLC (“ING Institutional”), ING Financial
Advisers, LLC (“ING Financial”)(collectively “ING”), and USAA Investment Management Company
(Distributor) acting as agent for the registered open-end management investment companies whose shares are or may be underwritten by Distributor (each a “Fund” or collectively the Funds) is made to the Selling and Services Agreement and Participation Agreement dated as of January 17, 2011 (the “Agreement”).
Terms defined in the Agreement are used herein as therein defined.

1.	Schedule A of the Agreement is replaced in its entirety with the attached Schedule A, which is updated by this Amendment to include the identified funds for the Adviser,
Retail and Institutional Share Classes.

2.	Except as provided herein, the Agreement remains unchanged and in full force and effect. All defined terms will have the same meaning ascribed to them in the
Agreement, unless otherwise defined herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf by a duly authorized representative. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/Lisa Gilarde
Name: Lisa Gilarde
Title:	Vice President

ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/Lisa Gilarde
Name: Lisa Gilarde
Title:	Vice President

ING FINANCIAL ADVISERS, LLC

By:	/s/Patrick J. Kennedy
Name: Patrick Kennedy
Title:	President

USAA INVESTMENT MANAGEMENT COMPANY

By:	/s/Travis Cox
Name: Travis Cox
Title:	Contract Advisor
Global Service Delivery

Schedule A

Fees

For services rendered by ING under the Agreement with respect to Plan assets invested in the following Funds, Distributor shall pay the following fees to ING:

I. Adviser Share Class

FUND	CUSIP	SYMBOL	12b-1 Fee	Service Fee	Total Fee
USAA Intermediate-Term Bond Fund - Adviser Shares	903288 470	UITBX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Science & Technology Fund - Adviser Shares	903288 371	USTCX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Short-Term Bond Fund - Adviser Shares	903288 488	UASBX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Growth & Income Fund - Adviser Shares	903288 389	USGIX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Income Fund- Adviser Shares	903288 454	UINCX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Tax Exempt Long-Term Fund - Adviser Shares	903288 538	UTELX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Tax Exempt Intermediate-Term Fund - Adviser	903288 546	UTEIX	.__% (__bps)	.__% (__bps)	.__% (__bps)
Shares
USAA Tax Exempt Short-Term Fund - Adviser Shares	903288 363	UTESX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Precious Metals and Minerals Fund - Adviser	903288 355	UPMMX	.__% (__bps)	.__% (__bps)	.__% (__bps)
Shares
USAA International Fund - Adviser Shares	903288 439	UAIFX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA World Growth Fund - Adviser Shares	903288 413	USWGX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Emerging Markets Fund - Adviser Shares	903288 421	UAEMX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA GNMA Trust - Adviser Shares	903288 462	UAGNX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA California Bond Fund - Adviser Shares	903288 496	UXABX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA New York Bond Fund - Adviser Shares	903288 520	UNYBX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Virginia Bond Fund - Adviser Shares	903288 512	UVABX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA Value Fund - Adviser Shares	903288 397	UAVAX	.__% (__bps)	.__% (__bps)	.__% (__bps)
USAA High-Yield Opportunities Fund - Adviser	903288 447	UHYOX	.__% (__bps)	.__% (__bps)	.__% (__bps)
Shares
USAA Flexible Income Fund	903288249	UFIAX	.__% (__bps)	.__% (__bps)	.__% (__bps)

II. Retail Share Class [1]

FUND	CUSIP		SYMBOL	Fee
USAA Aggressive Growth Fund	903288-40-5		USAUX	N/A
USAA Capital Growth Fund	903288-78-5		USCGX	N/A
USAA Emerging Markets Fund	903287-80-3		USEMX	N/A

USAA Extended Market Index Fund	903288-82-7	USMIX	N/A
USAA Growth Fund	903288-10-8	USAAX	N/A
USAA Growth & Income Fund	903288-80-1	USGRX	N/A
USAA Income Stock Fund	903288-60-3	USISX	N/A
USAA International Fund	903287-30-8	USIFX	N/A
USAA Nasdaq-100 Index Fund	903288-81-9	USNQX	N/A
USAA Precious Metals and Minerals Fund	903287-10-0	USAGX	N/A
USAA S&P 500 Index Member Shares Fund	903288-88-4	USSPX	N/A
USAA Science & Technology Fund	903288-87-6	USSCX	N/A
USAA Small Cap Stock Fund	903288-85-0	USCAX	N/A
USAA Value Fund	903288-77-7	UVALX	N/A
USAA World Growth Fund	903287-70-4	USAWX	N/A
USAA Global Managed Volatility Fund	903288-23-1	UGMVX	N/A

USAA California Bond Fund	903289-50-2	USCBX	N/A
USAA Government Securities Fund	903287-50-6	USGNX	N/A
USAA High Income Fund	903288-84-3	USHYX	N/A
USAA Income Fund	903288-20-7	USAIX	N/A
USAA Intermediate-Term Bond Fund	903288-83-5	USIBX	N/A
USAA New York Bond Fund	903289-70-0	USNYX	N/A
USAA Short-Term Bond Fund	903288-70-2	USSBX	N/A
USAA Tax Exempt Intermediate-Term Fund	903289-20-5	USATX	N/A
USAA Tax Exempt Long-Term Fund	903289-10-6	USTEX	N/A
USAA Tax Exempt Short-Term Fund	903289-30-4	USSTX	N/A
USAA Ultra Short-Term Bond Fund	903288-34-8	UUSTX	N/A
USAA Virginia Bond Fund	903289-87-4	USVAX	N/A
USAA Flexible Income Fund	903288-26-4	USFIX	N/A

USAA Cornerstone Aggressive Fund	903288-28-0	UCAGX	N/A
USAA Cornerstone Conservative Fund	903288-31-4	USCCX	N/A
USAA Cornerstone Equity Fund	903288-27-2	UCEQX	N/A
USAA Cornerstone Moderate Fund	903287-88-6	USBSX	N/A
USAA Cornerstone Moderately Aggressive Fund	903287-20-9	USCRX	N/A
USAA Cornerstone Moderately Conservative Fund	903288-29-8	UCMCX	N/A
USAA First Start Growth Fund	903288-86-8	UFSGX	N/A

USAA Growth and Tax Strategy Fund	903287-40-7	USBLX	N/A
USAA Real Return Fund	903288-33-0	USRRX	N/A
USAA Target Retirement Income Fund	903288-69-4	URINX	N/A
USAA Target Retirement 2020 Fund	903288-75-1	URTNX	N/A
USAA Target Retirement 2030 Fund	903288-74-4	URTRX	N/A
USAA Target Retirement 2040 Fund	903288-73-6	URFRX	N/A
USAA Target Retirement 2050 Fund	903288-72-8	URFFX	N/A
USAA Target Retirement 2060 Fund	903288-21-5	URSIX	N/A
USAA Total Return Strategy Fund	903287-85-2	USTRX	N/A

III. Institutional Share Class 1, 2

FUND	CUSIP	SYMBOL	Fee
USAA Aggressive Growth Fund	903288-68-6	UIAGX	N/A
USAA Emerging Markets Fund	903288-62-9	UIEMX	N/A
USAA Growth Fund	903288-67-8	UIGRX	N/A
USAA Income Stock Fund	903288-66-0	UIISX	N/A
USAA International Fund	903288-63-7	UIIFX	N/A
USAA Precious Metals & Minerals Fund	903288-56-1	UIPMX	N/A
USAA Real Return Fund	903288-32-2	UIRRX	N/A
USAA Small Cap Stock Fund	903288-64-5	UISCX	N/A
USAA Value Fund	903288-65-2	UIVAX	N/A
USAA Total Return Strategy Fund	903288-22-3	UTRIX	N/A
USAA Global Managed Volatility Fund	903288-71-0	UGOFX	N/A

USAA High Income Fund	903288-57-9	UIHIX	N/A
USAA Income Fund	903288-61-1	UIINX	N/A
USAA Intermediate-Term Bond Fund	903288-59-5	UIITX	N/A
USAA Short-Term Bond Fund	903288-58-7	UISBX	N/A
USAA Ultra-Short Term Bond Fund	903288-19-9	UUSIX	N/A
USAA Flexible Income Fund	903288-25-6	UIFIX	N/A
Important:
[1] The Retail and Institutional Share Class funds above shall not be activated operationally by IMCO until IMCO provides notification to Service Provider.
[2] The Institutional Share Class funds above are only eligible for purchase by qualified investors. As permitted under the Prospectus, IMCO shall waive the investment minimum for Institutional Share Class funds purchased through ING by a retirement plan account holder. Please contact IMCO if you have any questions regarding eligibility requirements for such funds.